EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Timberline Announces First Quarter 2015 Financial Results

Coeur d’Alene, Idaho – February 13, 2014 – Timberline Resources Corporation (NYSE MKT: TLR; TSX-V: TBR) (“Timberline” or the “Company”) today announced consolidated financial results for its first fiscal year 2015 quarter ended December 31, 2014.  A summary of selected financial results is presented in the following table:

($US 000’s, except earnings per share)	Quarter Ended December 31,
	2014	2013
Consolidated net income (loss)	$(689)	$(509)
Consolidated net income (loss) per share, basic and diluted	(0.07)	(0.08)
Mineral exploration expenses	242	164
Working capital	2,167	168

Timberline reported a consolidated net loss of $689 thousand for the quarter ended December 31, 2014, including exploration expenditures of $242 thousand.  The Company’s exploration expenditures during the quarter were primarily related to permitting and drilling activities, including an archeological study at the Company’s Eureka property in Nevada.  Drilling of higher grade, deeper targets within a recently identified new gold zone at Lookout Mountain, along with infill drilling at Windfall, is expected to continue at Eureka in 2015, along with continued metallurgical testing.  Results are expected to support the Company’s future advancement of Eureka.  Limited exploration expenditures were related to geologic field work at the Seven Troughs gold project in Nevada.

Timberline’s President and CEO, Kiran Patankar, said, “We continue to prudently plan and execute exploration programs designed to upgrade and increase the Company’s overall gold resources.  Our continued focus on advancing exploration at our district-scale Eureka property in Nevada has recently resulted in the recognition of a new higher grade zone of gold mineralization, which represents a potential feeder system to our existing near-surface resources.  We are also encouraged by the recent permitting milestones achieved by the Butte Highlands Joint Venture.  Our team will continue to monitor and assess other potential opportunities to enhance shareholder value with projects that fit our business model.”

About Timberline Resources

Timberline Resources Corporation is focused on advancing and developing its 23 square mile Eureka project lying on the Battle Mountain-Eureka gold trend in Nevada.  The Company continues to advance the NI 43-101 resource of 508,000 ounces (M&I) and 141,000 ounces (Inferred) of gold at the Lookout Mountain project area in addition to advancing the exploration target of 180,000 – 200,000 ounces of gold at the Windfall project area into NI 43-101 compliance.  Exploration potential across the project area is lying along three separate structural trends defined by distinct geochemical gold anomalies.  The majority of the project area has yet to be drill tested.  Historic production from heap leach mines took place at Lookout Mountain and Windfall mines, both located on the Company’s Eureka property.  Timberline also owns the Seven Troughs property in northern Nevada, known to be one of the state’s highest grade, former producers, as well as a carried-to-production interest in the Butte Highlands high-grade underground gold project in Montana.

Timberline is listed on the NYSE MKT where it trades under the symbol "TLR" and on the TSX Venture Exchange where it trades under the symbol "TBR".

Mr. Steven Osterberg, Ph.D., P.G., Timberline’s Vice-President of Exploration, is a Qualified Person as defined by National Instrument 43-101 and has reviewed and approved disclosure of the technical contents of this news release.

(1) Refer to Updated Technical Report on the Lookout Mountain Project, MDA, Effective March 1, 2013, Filed on SEDAR April 12, 2013

(2) Exploration target includes 6.9 m – 8.6 m tons @ .024 - .027 opt gold.  The potential quantity and grade are conceptual in nature and there has been insufficient exploration to define a mineral resource, and it is uncertain if further exploration will result in the target begin delineated as a mineral resource. A block model was established covering the length of the Windfall fault zone and gold grades were estimated using 10-foot down hole composites from drill data

Cautionary note to U.S. investors concerning estimates of measured and indicated resources: This press release uses the terms "measured resources", "indicated resources" and "measured & indicated resources." We advise U.S. investors that while these terms are defined in and required by Canadian regulations, these terms are not defined terms under United States Securities and Exchange Commission (“SEC”) Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant "reserves" as in-place tonnage and grade without reference to unit measures.  The term "contained gold ounces" used in this press release is not permitted under the rules of the SEC.  U.S. investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into SEC Industry Guide 7 reserves.

Cautionary note to U.S. investors concerning estimates of inferred resources: This press uses the term "inferred resources". We advise U.S. investors that while this term is defined in and required by Canadian regulations, this term is not a defined term under SEC Industry Guide 7 and is normally not permitted to be used in reports and registration statements filed with the SEC. "Inferred resources" have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred resource will ever be upgraded to a higher category. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant "reserves" as in-place tonnage and grade without reference to unit measures.  The term "contained gold ounces" used in this press release is not permitted under the rules of the SEC.  U.S. investors are cautioned not to assume that any part or all of an inferred resource exists or is economically or legally minable.

The Company’s JV partner at Butte Highlands has decided that it may advance the project into production without first establishing mineral resources supported by an independent technical report or completing a feasibility study.  A production decision without the benefit of a technical report independently establishing mineral resources or reserves and any feasibility study demonstrating economic and technical viability creates increased uncertainty and heightens economic and technical risks of failure.

Forward-looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding the Company’s exploration at its Lookout Mountain project, advancement toward a low-cost heap leach operation, permitting success at Eureka and Butte Highlands, construction and operations at Butte Highlands, and potential future financing transactions.  When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," “target”, "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, risks related to risks related to its exploration projects, risks related to potential future transactions, risks related to the Company continuing as a going concern, and other such factors, including risk factors discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2013.

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Except as required by Federal Securities law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

For Further Information Please Contact:

Kiran Patankar

President and Chief Executive Officer

Tel: 208-664-4859

E-mail: info@timberline-resources.com

Website: www.timberline-resources.com

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